REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is made and entered into as of May 1, 2000 by and between KFx Inc., a Delaware corporation (the "Company"), and Landrica Development Company, a South Dakota corporation, or its registered assigns ("Landrica") as permitted in the Warrant to purchase 1,300,000 shares of Common Stock of KFx Inc. dated the date hereof (the "Warrant").

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                 ARTICLE I

                            REGISTRATION RIGHTS

         Section 1.01. DEFINITIONS. For purposes of this Agreement:

                  (a) Common Shares. The term "Common Shares" means shares of Common Stock, $.001 par value, of the Company.

                  (b) Holder. The term "Holder" means any person owning of record Registrable Securities that have not been sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act, or any assignee of record of such Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with this Agreement and the Warrant.

                  (c) Registrable Securities. The term "Registrable Securities" means (i) all Common Shares of the Company that may hereafter be acquired by Landrica pursuant to the exercise of the Warrant or any warrant that is issued by the Company to Landrica as a replacement for all or any portion of the Warrant and (ii) any Common Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such Common Shares described in clause (i) of this subsection (c); excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Article I are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

                  (d) Registration. The terms "register," "registration" and "registered" mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

                  (e) Registration Expenses. The term "Registration Expenses" means all expenses incurred by the Company in complying with Sections 1.02 and 1.03 hereof, including, without limitation, all registration and filing fees, listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the expenses of underwriters customarily paid by similarly situated companies in connection with underwritten offerings of equity securities to the public (including any qualified independent underwriter required in connection with such underwritten offering), excluding any such fees based on the proceeds of sales of Registrable Securities by selling Holders.

                  (f) Registration Statement. The term "Registration Statement" means any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company.

                  (g) SEC. The term "SEC" means the U.S. Securities and Exchange Commission.

                  (h) Securities Act. The term "Securities Act" means the Securities Act of 1933, as amended from time to time.

         Section 1.02. PIGGYBACK REGISTRATIONS.

                  (a) Right to Piggyback. The Company shall notify all Holders in writing at least thirty (30) days prior to filing any Registration Statement (including, but not limited to, Registration Statements relating to secondary offerings of securities of the Company, but excluding Registration Statements relating to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such Registration Statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such Registration Statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such Registration Statement. The Company thereupon will use its best efforts as a part of its filing of such Registration Statement to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent required to permit the disposition of the Registrable Securities so to be registered. If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (b) Underwriting. If a Registration Statement under which the Company gives notice under this Section 1.02 is for an underwritten offering, then the Company shall so advise the Holders. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this
         Section 1.02 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, the maximum number of Registrable Securities requested to be included therein by the Holders and the maximum number of any other securities of the same class as the Registrable Securities ("Other Securities") requested to be included therein by other shareholders of the Company having registration rights ("Other Holders"), pro rata among the respective Holders and Other Holders on the basis of the number of Registrable Securities and Other Securities requested to be included in such registration by each such Holder and Other Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw all or any part of such Holder's Registrable Securities therefrom by written notice to the Company and the underwriter, delivered at any time prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                  (c) Expenses. All Registration Expenses incurred in connection with a registration pursuant to this Section 1.02 shall be borne by the Company, except that notwithstanding anything to the contrary herein, if a Holder withdraws all or any part of such Holder's Registrable Securities from an underwriting at any time less than ten (10) business days prior to the effective date of the Registration Statement, such Holder shall pay its pro rata share (based on the number of Registrable Securities included in the Registration Statement on behalf of such Holder, or if no Registration Statement had been filed as of the date of such withdrawal, the number of Registrable Securities such Holder requested to be included in the Registration Statement) of all Registration Expenses, excluding all discounts, commissions or other amounts payable to underwriters or brokers in connection with the offering. Each Holder participating in a registration pursuant to this Section 1.02 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

         Section 1.03. OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall:

                  (a) Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use reasonable, diligent efforts to cause such Registration Statement to become effective.

                  (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

                  (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                  (d) Use reasonable, diligent efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required solely as a result of such Registration or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

                  (f) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of each Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Use its best efforts to list such Registrable Securities on each securities exchange on which any equity security of the Company is then listed.

         Section 1.04. OBLIGATIONS OF THE HOLDERS.

                  (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.02 and
         1.03 that the selling Holders furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as is required to timely effect the registration of their Registrable Securities.

                  (b) Each Holder delivering a written request to participate in an underwritten registered offering in accordance with Section 1.02 shall, if requested by the Company, as soon as practicable after such delivery, execute and deliver to the Company a custody agreement and power of attorney in customary form satisfactory to the Company and any managing underwriter with respect to the Registrable Securities identified for sale by such Holder (a "Custody Agreement" and "Power of Attorney," respectively). Each Custody Agreement and Power of Attorney shall provide, among other things, that such Holder will deliver to and deposit in custody with the custodian named therein (which shall be designated by the Company) a certificate or certificates representing such Registrable Securities (duly endorsed in blank by the registered owner or owners or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint such custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney, respectively, on the Holder's behalf with respect to matters specified therein, including the execution and delivery of an underwriting agreement.

                  (c) Each Holder that has Registrable Securities included in any Registration Statement shall not (until further notice from the Company) effect sales thereof after receipt of notice from the Company to suspend sales to permit the Company to correct or update any Registration Statement, including any prospectus.

         Section 1.05. DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article I.

         Section 1.06. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement pursuant to Section 1.02:

                  (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, legal counsel and accountants of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, expenses, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, expenses, damages, or liabilities (or actions proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, "Violations" and, individually, a "Violation"):

                        (i) any untrue statement or alleged untrue
                  statement of a material fact contained in or incorporated by reference in any Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein;

                        (ii) the omission or alleged omission to state
                  therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                        (iii) any violation or alleged violation by the
                  Company of the Securities Act, the Exchange Act, or any other securities or other law of any jurisdiction, common law or otherwise, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such other laws, in connection with the offering covered by such Registration Statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.06(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (b) By Selling Holders. To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, its legal counsel, its accountants, any underwriter and any other Holder selling securities under such Registration Statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, legal counsel, accountant, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, legal counsel, accountant, underwriter or other Holder, partner, officer, director, legal counsel, accountant or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.06(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable by a Holder under this Section 1.06 in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                  (c) Notice. Promptly after receipt by an indemnified party under this Section 1.06 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.06, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding or if, and for such period, such indemnified party was required to retain counsel prior to the indemnifying party's retention of counsel. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of its liability to the indemnified party under this Section 1.06 only if and to the extent it is prejudicial to its ability to defend such action, and the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.06.

                  (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the limitation that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act, in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section
         1.06 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced or is otherwise unavailable in such case notwithstanding the fact that this Section 1.06 provides for indemnification in such case, or
         (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this
         Section 1.06; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the Registration Statement bears to the public offering price of all securities offered by and sold under such Registration Statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds received from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (f) Survival; Release. The obligations of the Company and Holders under this Section 1.06 shall survive the completion of any offering of Registrable Securities in a Registration Statement and otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which admits fault on behalf of the indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         Section 1.07. "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees of the Holder who agree to be similarly bound) for up to ninety (90) days following the effective date of a Registration Statement of the Company for an underwritten offering filed under the Securities Act; provided that all officers and directors of the Company have entered into similar agreements. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         Section 1.08. TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to Section 1.02 or 1.03 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 1.02 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder and all other Common Shares then owned by such Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act. In such event, such Holder shall not be subject to the provisions of Section 1.07.

                                ARTICLE II

                          ASSIGNMENT AND AMENDMENT

         Section 2.01. ASSIGNMENT. The rights of a Holder under this Agreement may be assigned to any party who acquires any of the Registrable Securities of such Holder in compliance with all provisions of this Agreement and the Warrant; provided, however that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement. The Holder shall provide the Company with written notice promptly after such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned.

         Section 2.02. AMENDMENT. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders holding Registrable Securities representing more than fifty percent (50%) of all the Registrable Securities (on an as-converted basis). Any amendment or waiver effected in accordance with this Section 2.02 shall be binding upon each Holder and the Company.

                                ARTICLE III

                             GENERAL PROVISIONS

         Section 3.01. NOTICES. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement must be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following:
(i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number, with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for deliveries within a country, or three (3) business days after such deposit for international deliveries or (iv) three (3) business days after deposit in mail by certified mail (return receipt requested) or equivalent for deliveries within a country.

         All notices for international delivery will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the following address or facsimile number:

         Company:          KFx Inc.
                           1999 Broadway, Suite 3200
                           Denver, Colorado 80202
                           Facsimile:  (303) 293-8430
                           Attention:  Chief Financial Officer

         Landrica:         Landrica Development Company
                           P.O. Box 1400
                           Rapid City, South Dakota  57709-1400
                           Facsimile:  (605) 721-2599
                           Attention:  Gary R. Fish

         New Holders:      As set forth in the written notice to the Company
                           pursuant to Section 2.01.

         Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given in the manner set forth above.

         Section 3.02. ENTIRE AGREEMENT. This Agreement and the Warrant constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

         Section 3.03. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         Section 3.04. NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         Section 3.05. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

         Section 3.06. HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 3.07. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 3.08. EXPENSES. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         Section 3.09. CONSTRUCTION. Words used herein, regardless of the gender specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, as the context requires.

                [Remainder of Page Intentionally Left Blank]



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


                                            THE COMPANY:

                                            KFX INC.


                                            By: /s/ Seth L. Patterson
                                              ---------------------------------
                                            Name:  Seth L. Patterson
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


                                            HOLDER:

                                            LANDRICA DEVELOPMENT COMPANY


                                            By: /s/ Gary R. Fish
                                               --------------------------------
                                            Name:  Gary R. Fish
                                            Title: President



             [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]